AGREEMENT FOR DEFERRAL OF 1997 ANNUAL AND SPECIAL CASH BONUS


     Ralston  Purina Company ("Company") and  NAME agree that, of the $ ANNUAL
                                             -----                    --------
Annual Bonus and $ SPECIAL Special Bonus awarded to Participant under the 1997
                 ---------
Annual  and  Special  Cash  Bonus Award Program, $ DEFERRED shall be deferred,
                                                 ----------
effective November 1, 1997, as requested by Participant, into the option or options available under the Deferred Compensation Plan for Key Employees ("Plan"), which is attached hereto as Exhibit A and incorporated by reference herein.

     Pursuant to Participant's request, the following amounts have been deferred for Participant in the manner set forth below:

     (1)          EQUITY  OPTION  -
                  -----------------

(a)      $ Equity in a Deferred Stock Equivalent Account in Participant's name
         --------
under  the  Equity  Option  as  set  forth  in  Section  2.2  of  the  Plan.

(b)       $ Match in a Deferred Stock Equivalent Account in Participant's name
          -------
representing Company Matching Deferral (25% of amount listed in 1(a) above) as set forth in Section 2.2(b) of the Plan.


          (2)      SHORT-TERM VARIABLE INTEREST OPTION - $ Short in a Deferred
                   -----------------------------------   -------
Cash Account in Participant's name under the Variable Interest Option as set forth in Section 2.3 of the Plan; provided, however, that, notwithstanding any provision to the contrary contained in the Plan, amounts attributable to deferrals into the Short-Term Variable Interest Option shall be paid to Participant in January 1998.

          (3)        LONG-TERM VARIABLE INTEREST OPTION - $ Long in a Deferred
                     ----------------------------------   ------
Cash Account in Participant's name under the Variable Interest Option as set forth in Section 2.3 of the Plan.

     Participant's deferral hereunder is pursuant to the Plan and is subject in all respects to the terms and conditions of this Agreement and of the Plan. No other communications or representations, written or oral, made prior or subsequent to this Agreement shall be deemed to amend or modify the terms of this deferral except by an agreement in writing executed by the parties subsequent to the date of this Agreement, expressly consenting to such amendment or modification. Participant hereby waives any rights, and releases Company from any claim, based on any such prior communications or representations, if any.


ACCEPTED:                              RALSTON  PURINA  COMPANY


______________________________               By:______________________________
     Participant                                    C. S. Sommer
		                                   Vice  President  and
                 			                  Director,  Administration
______________________________
     Date

i:sec\10k-97\x10xviii.doc